Exhibit 99.1
 (Text of graph posted to Ashland Inc.'s website concerning
Ashland Aqualon Functional Ingredients average sales per shipping day)

Average Sales per Shipping Day ($ in millions)*

	2007	2008	2009	2010	2011
January	2.851	3.208	2.864	3.743	3.814
February	4.005	4.093	3.616	3.387	4.072
March	3.465	4.945	4.112	4.240	4.880
April	4.050	4.048	3.125	2.673	4.133
May	3.690	4.610	3.740	3.945	4.799
June	4.686	5.558	4.197	4.176	5.261
July	3.739	3.531	3.056	3.269
August	3.748	4.715	3.768	3.533
September	4.868	5.343	4.299	4.412
October	3.164	3.125	3.055	3.249
November	4.466	4.404	3.850	3.419
December	4.560	3.817	3.289	3.771

*NOTE:  Information from October 2008 and prior represent the pre-acquisition operations of Hercules' Aqualon Group acquired on November 13, 2008.